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EXHIBIT 21.1

                                            Subsidiaries of Registrant

                                                                                                       Percent
                                                            State of Other Jurisdiction                   of
Name of Subsidiary                                                of Incorporation                    Ownership
------------------                                          --------------------------------          ---------

Petrolite Canada Inc.                                       Dominion of Canada                           100
Petrolite France, S.A.                                      Republic of France                           100
Petrolite GmbH                                              Federal Republic of  Germany                 100
Petrolite Iberica, S.A.                                     Spain                                        100
Petrolite International Sales Corporation                   Virgin Islands                               100
Petrolite Limited                                           United Kingdom of Great
                                                            Britain and Northern Ireland                 100
Petrolite Norge A/S                                         Norway                                       100
Petrolite Pacific Pte. Ltd.                                 Singapore                                    100
South American Petrolite Corporation                        Delaware                                     100
A.B. Engineering                                            Delaware                                     100
Ecuatoriana de Petroquimicos-Petrolite, S.A.                Ecuador                                       80
P.T. Petrolite Indonesia Pratama                            Indonesia                                     80
Petrolite Saudi Arabia Ltd.                                 Saudi Arabia                                  75
Petrolite (Malaysia) SDN.BHD.                               Malaysia                                      49
Petrolite Suramericana, S.A.                                Venezuela                                    100
Petrolite de Mexico S.A. de C.F.                            Mexico                                       100
Petrolite Trinidad, Inc.                                    Missouri                                     100
Petrolite Wax Partner Company                               Delaware                                     100


      Each of these subsidiaries is included in the consolidated financial statements incorporated by reference into this registration statement. The following three wholly owned subsidiaries are included in the Registrants consolidated financial statements;


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however, the ownership is through other Registrant subsidiaries as follows:
Petrolite Italiana S.p.A. is owned 90% by Petrolite Limited and 10% by the Registrant; Petrolite Handelsgesellschaft m.b.H., is owned 100% by Petrolite Limited; and Luzzato & Figlio is owned 96% by Petrolite France with the remaining 4% split equally between three other Registrant subsidiaries and the Registrant. In addition, the Registrant has a 50% interest in both Toyo-Petrolite Company, Ltd. in Japan and Bareco Products in South Carolina which are accounted for using the equity method. Also see information on page 33 of the Registrant's 1995 Annual Report to Stockholders under the heading "Subsidiaries" which is incorporated by reference herein.